Exhibit 10.2

Central One District C1 Building, Level 1 Dubai.

MASTER PLEDGE AGREEMENT

between Graphjet Technology, Pledgor and

International Liquidity, LLC, as Lender

This Master Pledge Agreement is by and between Graphjet Technology having a registered office of 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands (the “Pledgor”) and International Liquidity, LLC, with its principal office located at Central One District C1 Building, Level 1 Dubai, UAE (the “Lender”).

RECITALS:

A. The Pledgor and the Lender are entering into a Master Loan Agreement contemporaneously herewith (the “Master Loan Agreement”) providing for the making of a loan to the Pledgor in the amount, and subject to the terms and conditions, specified in the Master Loan Agreement.

B. The Pledgor is the sole legal and beneficial owner of the shares of Graphjet Technology (GTI:US) the “Pledged Collateral”.

C. The execution and delivery of this Master Pledge Agreement and the pledge by the Pledgor to the Lender of its rights in the Pledged Collateral (as hereinafter defined) constitute conditions precedent to the obligation of the Lender to make a loan to the Pledgor pursuant to the terms of the Master Loan Agreement.

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ACCORDINGLY, in consideration of and in order to induce the Lender to execute and deliver the Master Loan Agreement and to make and maintain a loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. Capitalized terms that are not defined herein have the respective meanings ascribed to them in the Master Loan Agreement. The Definitions Article from the Master Loan Agreement, Article 1, executed contemporaneous with this Master Pledge Agreement, is hereby incorporated by reference into the Master Pledge Agreement as if fully set forth herein.

1.2 Use of Defined Terms. Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa. The Article, Schedule and Exhibit headings used in this Master Pledge Agreement are descriptive only and shall not affect the construction or meaning of any provision of this Master Pledge Agreement. Unless otherwise specified, the words “hereof,” “herein,” “hereunder” and other similar words refer to this Master Pledge Agreement as a whole and not just to the Article, sub- article or clause in which they are used; and the words “this Master Pledge Agreement” refer to this Master Pledge Agreement. Unless otherwise specified, references to Articles, Recitals, Schedules and Exhibits are references to Articles of, and Recitals, Schedules and Exhibits to this Master Pledge Agreement.

1.3 Statements as to Knowledge. Any statements, representations or warranties which are based upon the knowledge of the Pledgor shall be deemed to have been made after due inquiry with respect to the matter in question but without the Pledgor being required to seek an opinion of counsel with respect thereto.

ARTICLE 2

PLEDGE

2.1 Pledge by Pledgor. The Pledgor hereby pledges and assigns to the Lender, and hereby transfers to the Lender, all rights, title, ownership and interest in and to the following described property: the 3,157,000 shares of Graphjet Technology (GTI:US) (the “Pledged Collateral”) and all cash, instruments, securities or other property representing a dividend or other distribution on any of the Pledged Collateral, or representing a distribution or return of capital upon or in respect of the Pledged Collateral, or resulting from a split-up, revision, reclassification or other like change of the Pledged Collateral or otherwise received in exchange therefore, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Collateral, and all proceeds thereof (collectively, the “Pledged Collateral”).

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ARTICLE 3

NATURE OF LOAN AND PLEDGE

3.1 Non-Recourse Loan and Pledge. The Lender agrees, for itself, and its successors, endorsees and assigns, that other than as provided in the next sub-articles the responsibility to make payments hereunder is a non-recourse obligation of the Borrower and each of its successors, and assigns; and the Lender and each of its successors, endorsees or assignees, may, for payment of the Loan and Obligations only look to the property encumbered by this Loan and Pledge Agreement and/or the other instruments of security that secure the Loan, and may not subsequently make any claim or institute any action or proceeding against the Borrower, Pledgor or any successors, or assigns of the Borrower or Pledgor for any deficiency remaining after collection upon the Collateral or any other loss suffered by Lender, or its successors, endorsees or assigns.

ARTICLE 4

SCOPE OF PLEDGE AND REDELIVERY OF THE PLEDGED COLLATERAL

4.1 Pledge Absolute. The Pledgor hereby agrees that this Master Pledge Agreement shall be binding upon the Pledgor and any representatives, heirs, successors and assigns and that the Pledge of the Pledged Collateral hereunder shall be irrevocable and unconditional. The Lender may take any actions with respect to the Pledged Collateral as the Lender, in its sole and absolute discretion, may deem to be advisable.

4.2 Redelivery of Collateral.

(a)	In the event that the Pledgor does not make any payment required hereunder by the due date of such payment, or otherwise breaches this Agreement, the Agreement will terminate at the option of the Lender, and the Lender will be entitled to foreclose on the Collateral remain in whole possession and full unrestricted ownership of the Collateral, as the legal and beneficial owner of the Collateral, unencumbered in any way and the Pledgor shall do all things, and take all actions as may be required by the Lender to effect the final transfer of ownership to the Lender. For greater certainty, notwithstanding termination of this Agreement pursuant to this article, in the event of such termination, all obligations of the Pledgor to the Lender hereunder shall remain in force.

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(b)	Provided that the Pledgor is in compliance with this Agreement, the Lender agrees to return the relevant number of Collateral, or an equivalent value of the relevant Collateral in US dollars (but only in cash if it is no longer commercially reasonable to return Collateral, such as if the Collateral have been cease traded, or if the issuer of the Collateral has gone private, or the Collateral have otherwise ceased to be publicly traded), to the Pledgor within ten (10) banking days (the “Re-delivery Date”) of full repayment (“Repayment”) of the Loan (including all payments required hereunder, including, without limitation, interest and fees related to the Loan) to the Lender, provided, however, that in the event the Pledgor elects to pre-pay the Loan (in accordance with this Agreement only), the Pledgor shall notify the Lender sixty (60) calendar days prior to the desired date of Repayment via registered mail or Federal Express (such mechanism “Notification”). Notification shall not be valid or in force until the Lender acknowledges, in writing, receipt of the intent to re-pay. There is a restriction on pre- payment during the first twenty-four (24) months following the applicable Closing of a tranche. Notification shall not be valid or in force until delivery of intent to repay is certified in the form of a receipt. Also, if the Pledgor elects to prepay and fails to prepay on the agreed upon date, it will be viewed as a default by the Pledgor. The Lender acknowledges, in writing, receipt of the intent to re-pay.

(c)	In the event of a partial or total cash Re-delivery, the Lender shall reserve the right to fix the Re-delivery Price (defined as the price of the Collateral used in calculating the cash component of the collateral re-delivery) according to one of the following mechanisms:

(i)	The closing bid price of the Collateral on the trading day immediately following receipt of Notification.

(ii)	The closing bid price of the Collateral on the trading day immediately preceding the Re-delivery Date.

(iii)	The average closing bid price of the Collateral for the five (5) trading days immediately following receipt of Notification.

(iv)	The average closing bid price of the Collateral for the five (5) trading days immediately preceding the Re-delivery Date.

4.3 Risk of Loss. This Master Pledge Agreement and the Loan Documents are not intended to, nor do they, reduce the risk of loss or opportunity for gain for the Pledgor. The Pledgor retains all opportunity for gain or loss on the securities over the term of the agreements until maturity and termination.

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties. The Pledgor hereby represents and warrants as follows to the best of its knowledge and belief:

(a) The Pledgor is the direct legal and beneficial owner of record of the Collateral as of the date of this Agreement. The Collateral is free and clear of any Lien, except for Liens in favor of the Lender and Liens granted or created by Lender pursuant to the Loan Documents.

(b) This Agreement and the Loan Documents executed by Pledgor constitute valid and binding obligations of Pledgor, enforceable in accordance with their respective terms. The Pledgor represents and warrants that no consent of any other party and no consent, license, approval, or authorization of any governmental authority is required in connection with the execution, delivery and performance of this Agreement and the Loan Documents herewith.

(c) The execution and delivery of this Agreement and other Loan Documents executed by Pledgor do not conflict with or result in the breach of any agreement, mortgage or other instrument under which Pledgor or any of the Collateral is subject. The execution and delivery of this Agreement and other Loan Documents executed by Pledgor does not cause a violation or conflict of any law, rule, or regulation of any governmental agency with jurisdictional authority applicable to him or the Collateral.

(d) The application of all calculations or responsibilities of Lender under this Agreement shall be equitably modified to reflect so-called “stock splits”, mergers, or other modifications to the Shares.

(e) The Pledgor is a “Professional Client” as defined in the Dubai Financial Services Authority (DFSA) Conduct of Business Module (COB) Rules and the Pledgor has read and understood the Professional Client Treatment Notice as set out in Schedule 1 to this Agreement (the “Professional Client Treatment Notice”) and agrees to the Professional Client Treatment Notice. For the purpose of this Article 4.5, “we” in the Professional Client Treatment Notice shall mean the Lender, “you” shall mean the Pledgor, and “our” and “your” shall be construed accordingly.

(f) The Pledgor has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ fees, structuring fees, financial advisory fees or other similar fees in connection with the Agreement and the other Loan Documents.

(g) The proceeds of the Loan shall be used to acquire, trade in or otherwise deal in shares of the Issuer Graphjet Technology (GTI:US). Any use of the proceeds to acquire, trade in or otherwise deal in shares of unrelated third parties shall be subject to such limitations as are applicable in the jurisdiction with authority over such dealing.

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(h) There is no action or proceeding pending, contemplated or threatened against Pledgor before or by any court, arbitrator, grand jury or administrative agency, any governmental authority, bureau, agency, or instrumentality which might result in a material adverse change in the financial condition of Pledgor or materially interfere with the ability of Pledgor to timely perform any of its obligations under this Agreement or the Loan Documents.

(i) Pledgor is not in default in the payment or performance of any of Pledgor’s obligations or in the performance of any contract, agreement or other instrument to which Pledgor is a party or by which any of Pledgor’s assets or properties may be bound.

(j) Pledgor is acting for its own account, and has made its own independent decisions to enter into the Transaction, execute the Loan Documents, and deliver the Collateral as provided for herein and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of any other party as investment advice or as a recommendation to enter into the Loan; it being understood that information and explanations related to the terms and conditions of the Loan will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the Lender will be deemed to be an assurance or guarantee as to the expected results of the Loan.

(k) Pledgor is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.

(l) Lender is not acting as an agent, fiduciary or advisor for Pledgor in respect of the Loan.

(m) The Lender is not engaged directly, in short selling any security by borrowing the shares from any entity or person and later buying shares in the same security, then returning the borrowed shares in an effort to make a profit. The Lender does not lend or pledge the Pledged Collateral out to third parties for any purpose.

ARTICLE 6

APPOINTMENT OF AGENTS AND ACTIONS BY LENDER

6.1 Lender’s Appointment of Agent and Lender’s Rights. The Lender shall have the right to appoint one or more agents for the purpose of receiving possession of the Pledged Collateral, which may be held in the name of the Lender or any nominee of the Lender or any agent appointed by the Lender. The Lender may combine the Pledged Collateral with other assets and is under no obligation to sequester or escrow the Pledged Collateral.

6.2 Authority and Rights of the Pledged Collateral. The Pledgor acknowledges that the Lender has all rights associated with the Pledged Collateral, including any rights offerings, options, warrants, or other distributions associated with the Pledged Collateral, during the term of this Agreement.

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6.3 No Obligation to Apply Money or Funds Received Resulting from the Use of Pledged Collateral. Lender has no obligation to apply money or funds resulting from the use, trading investment, or other disposition of any Pledged Collateral to reduce the Loan Principal Amount or another Obligation under the Master Loan Agreement.

ARTICLE 7

DIVIDENDS AND VOTING RIGHTS

7.1 Dividends, Interest and Other Distributions. The Pledgor, as the transferor of the stock, shall receive a credit against interest due of an amount equivalent to all dividends which the beneficial owner of those securities is entitled to receive during the Loan Term which ends with the transfer of securities back to the Pledgor when all outstanding principal and other amounts due under the Agreement are paid and all obligations of the Pledgor are extinguished.

7.2 Voting Rights and Powers. All voting or other such consensual rights and powers transfer to the Lender. The Lender will not exercise any voting or other such consensual rights or powers under the terms of this Master Pledge Agreement.

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

8.1 Events of Default. An “Event of Default” shall exist if any one or more of the following shall occur:

(a)	Failure by Pledgor to pay the Obligations due pursuant to this Agreement and the Note, within three (3) Business Days of the date when due, whether on the date fixed for payment or by acceleration or otherwise, or the failure by Pledgor to pay any interest payment on the Note within three (3) Business Days of the date such interest becomes due; or

(b)	If any representation or warranty made by Pledgor in this Agreement or in any certificate or statement furnished at the time of Closing or pursuant to this Agreement or any other Loan Document shall prove to have been untrue or misleading in any material respect at the time made; or

(c)	Default by Pledgor in the performance or observance of any covenant or agreement contained in this Agreement or default in any other Loan Document which is not cured within any applicable grace period provided for therein, if any; or

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(d)	A final judgment for the payment of money in excess of $250,000 USD shall be rendered against Pledgor, and such judgment shall remain undischarged for a period of sixty (60) days from the date of entry thereof unless within such sixty (60) day period such judgment shall be stayed, and appeal taken there from and the execution thereon stayed during such appeal; or

(e)	If the Pledgor shall default in respect of any evidence of indebtedness or under any agreement under which any notes or other evidence of indebtedness of Pledgor are issued, if the effect thereof is to cause, or permit the holder or holders thereof to cause, such obligation or obligations in an amount in excess of $250,000 USD in the aggregate to become due prior to its or their stated maturity or to permit to acceleration thereof; or

(f)	If an “Event of Default” under the Master Pledge Agreement shall occur and any grace period, if any, provided for therein shall have expired; or

(g)	If Pledgor shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of Pledgor’s properties, or any such official is placed in control of such properties, or Pledgor admits in writing Pledgor’s inability to pay Pledgor’s debts as they mature, or the Pledgor shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to Pledgor or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or other relief with respect to Pledgor or Pledgor’s debts; or

(h)	There shall be commenced against Pledgor any action or proceeding of the nature referred to in sub-article (h) of this Article 7.1, or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Pledgor, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty (60) days; or

(i)	The Master Pledge Agreement shall cease at any time after its execution and delivery and for any reason to create a valid and perfected first priority security interest in the Collateral and to any other property subject thereto or the validity or priority of such security interest shall be contested by Pledgor or by any other Person; or any of the other Loan Documents shall at any time after their execution and delivery for any reason cease to be in full force and effect or shall be declared null or void, or the validity or enforceability thereof shall be contested by Pledgor or by any other Person;

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(j)	a lending institution or joint venture partner sends a default notice to the Issuer, which would have a material adverse affect on the value of the stock of the Issuer, which default has not been cured at the time of disclosure of such default; or

(k)	The Fair Market Value of the Collateral shall be, at the close of business on any day, less than 75% of the Fair Market Value used to calculate the Loan Principal Amount.

8.2 Rights Upon An Uncured Event of Default. Upon the occurrence of an Event of Default, all Obligations, including, without limitation, the principal amount of the Loan, together with any accrued and unpaid interest thereon, shall be immediately due and payable without notice or demand, presentment, or protest, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, Lender shall thereupon have the rights, benefits, and remedies afforded to it under any of the Loan Documents with respect to the Collateral and may take, use, or otherwise encumber or dispose of the Collateral as if it were the Lender’s own property. Pledgor agrees that Lender may or may not proceed, as Lender determines in its sole discretion, with any or all other rights, benefits, and remedies that it may be entitled against the Pledgor, acknowledging that this is a Limited Recourse loan.

8.3 Default Interest After the occurrence of an Event of Default, to the extent permitted by applicable law, the Interest Rate on the Loan shall be at a rate equal to 3.0% per month retroactive to the initial date of Funding (“Default Interest”).

(a)	Termination of Default Interest. Pledgor acknowledges that Lender, notwithstanding an Event of Default, may elect to not realize on or take any action with respect to the Collateral until the Maturity Date, and Default Interest shall accrue until such action is taken. Notwithstanding the foregoing, Default Interest shall cease to accrue with such interest as has accrued becoming a fixed amount and the Interest Rate set forth herein shall be reinstated where Lender has not commenced an action against Pledgor to recover any or all of Pledgor’s Obligations hereunder, prior to 180 days after the Maturity Date.

(b)	Maximum Interest Rate. Notwithstanding anything herein to the contrary, in no event shall the interest charged hereunder exceed the maximum rate of interest permitted under applicable law. Any payment made, which if treated as interest would cause the interest charged to exceed the maximum rate permitted, shall instead be held by Lender to the extent of such excess as additional Collateral hereunder and applied to future interest payments as and when such amount becomes due and payable hereunder, or refunded to Pledgor if all Obligations are duly satisfied.

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ARTICLE 9

APPLICATION OF PROCEEDS OF PLEDGED COLLATERAL IN EVENT OF DEFAULT

9.1 Application of Proceeds of Collateral Upon Sale. If the Loan terminates due to an Event of Default, the Lender shall apply the proceeds of the sale of any Pledged Collateral held by the Lender at the time that the Lender chooses to exercise its rights in an Event of Default as follows:

(i)	first, to the payment of any amounts due and unpaid under the Master Loan Agreement; and

(ii)	second, to satisfy the Obligations and to such other use as the Lender may elect.

This article does not require that the Lender apply the proceeds of the sale of any Pledged Collateral that may occur during the term of the Loan to reduce the Loan Principal Amount or any other Obligations.

ARTICLE 10

DISPUTES

10.1 The courts of the Emirate of Ras Al Khaimah have exclusive jurisdiction to settle any dispute arising out of or in connection with this Master Pledge Agreement (including a dispute regarding the existence, validity or termination of this Master Pledge Agreement) (“Dispute”).

10.2 Each of the parties agree that the courts of Emirate of Ras Al Khaimah are the most appropriate and convenient courts to settle disputes and accordingly no party will argue to the contrary. In addition, the Pledgor hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding contemplated by this Article in any forum.

10.3 The Lender is entitled to effect service on the Seller of any writ, summons or other process or document by leaving it at or sending it by ordinary post or by certified or registered post to the Pledgor’s Address of Record or to any of the Pledgor’s addresses specified in this Master Loan Agreement or that may come to the notice of the Lender. The Pledgor agrees that such process is deemed validly served on it immediately, if so left, or on the day immediately following the date of such ordinary posting, if sent by post and the Pledgor will be deemed to have sufficient notice of such process in any case.

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ARTICLE 11

INDEMNITY AND LIMITATION OF LIABILITY

11.1 Either party shall indemnify and hold the other party harmless against any and all claims, demands, proceedings, suits, actions, damages, liabilities, losses, expenses and costs (which shall include, but not limited to all costs of defense, investigation and accounting and legal fees) to which the other party may become subject as a result of the defaulting party’s fraud, negligence, willful misconduct or breach of any obligation under this Agreement.

11.2 Neither party shall be liable for any indirect, incidental or consequential loss or damages, including loss revenue or profits or losses arising from its normal course of business, even if a party has been advised of the possibility of such damages.

11.3 Each provision of this Article operates independently and survives the termination of this Agreement.

ARTICLE 12

MISCELLANEOUS

12.1 Notices. All notices, requests or other communications to either party by the other shall be in writing and shall be deemed duly given on the earlier of the date the same is delivered in person or two days after deposit with any internationally recognized private international overnight courier service, delivery charges prepaid, or, in the case of notice to the Lender, one day after deposit with a nationally recognized overnight courier service, delivery charges prepaid, in each case to the names and addresses listed on the first page of this Agreement. Either party may designate by notice in writing to the other a new address to which notices, requests and other communications hereunder shall be given. Pledgor acknowledges that it has irrevocably authorized The Corporation Service Company to accept notices on its behalf.

Pledgor:	LENDER:
Graphjet Technology	International Liquidity, LLC
4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands	Central One District C1 Building, Level 1 Dubai, UAE
chrislai@graphjettech.com	deals@internationalliquidity.com

Either party may designate by notice in writing to the other a new address to which notices, requests and other communications hereunder shall be given. If, at any time, the Pledgor changes the Notices and fails to properly notify the Lender, then the Pledgor shall bear sole responsibility for any breach of contract tied to notifications.

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12.2 Governing Law.

(a)	Generally. This Agreement is governed by the laws of the United Arab Emirates as applicable in the Emirate of Ras Al Khaimah; without regard to the conflicts of law rules or principles, except as required by mandatory provisions of Applicable Law and except that to the extent that the validity or perfection and the effect of perfection or non-perfection or priority of any security interest created hereby, or remedies hereunder, in respect of any particular Securities, or the transfer of Issuer Securities, are governed by the law of a jurisdiction other than United Arab Emirates, then such matters (and only such matters) shall be governed by, and enforced in accordance with the laws of, such relevant jurisdiction without affecting the governing law of any other aspect of this Repurchase Agreement.

12.3 Further Assurances. Pledgor hereby agrees to execute and deliver such further instruments and documents as may be reasonably requested by Lender in order to carry out fully the intent and accomplish the purposes of this Agreement and the transactions referred to herein. Pledgor agrees to take any action which Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to Lender by this Agreement and each other agreement, instrument and document delivered to Lender in connection herewith.

12.4 Independent Legal Advice. The Pledgor acknowledges that: (i) the Lender has recommended and encouraged the Pledgor to obtain independent legal and tax advice with respect to this Agreement. The transactions contemplated hereby; (ii) it has, in fact, been given an opportunity to obtain independent legal and tax advice from counsel/advisors of its choosing; and (iii) if it has not obtained independent legal and tax advice, despite having been encouraged and given the opportunity to do so, the Pledgor explicitly waives the right to obtain such advice, and, in any event, the Pledgor acknowledges that it has read and understood this Agreement, that it is signing this Agreement freely and voluntarily and without duress or undue influence of any nature whatsoever and it understands the risks and implications of the transactions contemplated hereby and is willing to assume (financially and otherwise) such risks.

12.5 Survival of Agreements. Except as herein provided, all agreements, representations and warranties made herein and in any certificate delivered pursuant hereto, shall survive the execution and delivery of this Agreement.

12.6 Waivers. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement or any agreement or instrument delivered to either party hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement shall be effective unless agreed to in writing by the parties and any such waiver shall not constitute a waiver in the future of any of the provisions of any of the foregoing documents, except as may be specifically provided in any such waiver. No course of dealing between Pledgor and Lender shall operate as a waiver of any of the rights of the parties under this Agreement.

12.7 Unless the context otherwise requires, when used herein, the singular includes the plural, and vice-versa, and the masculine includes the feminine and neuter, and vice-versa.

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12.8 Captions. Captions used herein are inserted for convenience only and shall not be given any legal effect.

12.9 Counterparts. This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement is not effective until each Party has executed at least one same counterpart of this Agreement and the Agreement is dated. The counterparts of this Agreement may be executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The receiving party may rely on the receipt of such document so executed and delivered as if the original had been received. Electronic signature means any letters, characters, numbers or other symbols in digital form attached to or logically associated with an electronic record, and executed or adopted by the Party for the purpose of authenticating or approving the electronic record with the intent to sign such record.

12.10 Confidentiality. This Agreement is to be kept confidential and is not to be reproduced in any manner whosoever for persons other than the parties hereto. Each party agrees not to circumvent the legitimate interests of the other party and to maintain this transaction in strict confidentiality.

Each Party (Receiving Party) agrees that in the course of performance of this Agreement it may obtain or otherwise become aware of information of a confidential nature pertaining to the business, finances, trade, operations or other information (Confidential Information) belonging to or pertaining to the other party (Disclosing Party). The Receiving Party shall not disclose any part of the Confidential Information to any person other than whose knowledge is essential for the performance of this Agreement. The obligations specified in this clause do not apply to any Confidential Information to the extent that it is now or subsequently becomes publicly available through no fault of the Receiving Party or which the Receiving Party can demonstrate was known to it before receipt from the Disclosing Party, or which is or has been received from another source without obligation as to confidentiality, or which is required to be disclosed by law or regulating authority, or which is or has been independently developed by the Receiving Party without reference to the information disclosed to it by the Disclosing Party. The provisions of this Article 12.9 shall survive the termination of this Agreement.

12.11 Force Majeure. Notwithstanding any provision of this Agreement, neither party shall be liable for its inability in performing any of its obligations hereunder (other than an obligation to make payment) if such inability is caused by or arises as a result of a Force Majeure Event. For the purposes of this clause a Force Majeure Event means any circumstances beyond the reasonable control of the relevant party including, without limitation, inability or delay caused through acts of God, fire, flood, riot, industrial dispute of any kind (other than disputes involving that party’s own employees or the employees of an affiliate of that party), lightning, explosion, civil commotion, malicious damage, storm, tempest, acts or omissions of communications carriers or any third party, act of government or other regulatory authority, acts or omissions of persons or bodies for whom the party affected thereby is not responsible, and any other circumstances beyond the reasonable control of the relevant Party.

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The Party affected by the Force Majeure Event shall promptly notify the other of the estimated extent and duration of such inability to perform its obligations hereunder and in the event that this Agreement cannot be performed according to its terms for a continuous period of one (1) month by reason of such Force Majeure Event, the affected Party shall be entitled to terminate this Agreement forthwith without any liability whatsoever to the other.

12.12 Assignment. Such consent shall not to be unreasonably withheld. (a) The Pledgor shall not assign, transfer, charge or novate any of its rights or obligations hereunder nor grant, declare, create or dispose of any right of interest in it. Any purported assignment in contravention of this Article 12.11 is void. (b) The Lender may, without the consent of the Pledgor, assign all or any part of its interest in the Loan to one or more Persons (each, an “Assignee”). The Lender may, but shall not be bound to, deliver to the Pledgor an instrument of assumption pursuant to which any Assignee assumes the obligations and agrees to be bound by all the terms and conditions of this Agreement, all as if such Assignee had been an original party hereto. Upon any such assignment and such assumption of the obligations of the Lender by an Assignee, the Lender and the Pledgor shall be mutually released from their respective obligations to each other hereunder to the extent of such assignment and assumption and shall thenceforth have no liability or obligations to each other to such extent, except in respect of any matter which shall have arisen prior to such assignment.

12.13 Independent Legal. The Pledgor acknowledges that: (i) the Lender has recommended and encouraged the Pledgor to obtain independent legal and tax advice with respect to this Master Pledge Agreement. The Master Pledge Agreement and the transactions contemplated hereby; (ii) it has, in fact, been given an opportunity to obtain independent legal and tax advice from counsel/advisors of its choosing; and (iii) if it has not obtained independent legal and tax advice, despite having been encouraged and given the opportunity to do so, the Pledgor explicitly waives the right to obtain such advice, and, in any event, the Pledgor acknowledges that it has read and understood this Master Pledge Agreement, that it is signing this Master Pledge Agreement freely and voluntarily and without duress or undue influence of any nature whatsoever and it understands the risks and implications of the transactions contemplated hereby and is willing to assume (financially and otherwise) such risks.

12.14 Usury. The Pledgor expressly waives all defenses the Pledgor may have or could interpose with respect to usury and other such related rights under in any action relating to this Agreement, or any Loan made hereunder.

12.15 Translations of Agreement. In the event that this Agreement is translated into a language other than English, such translation is intended to assist the Seller in understanding the terms and conditions of this Agreement and is not intended, and shall not comprise, an enforceable Agreement. To the extent that any conflict exists between a translation of this Agreement and the English language version of this Agreement, the English language version shall prevail and be conclusive. All notices, communications or documents exchanged under this Agreement or delivered under it shall be in the English language or accompanied by an English translation of it.

12.16 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and may be amended, changed or terminated only by an instrument in writing signed by the parties hereto.

12.17 Amendments. Amendments to this Agreement (including the adding or updating of any Annex, appendices, annexures or schedule) shall not be effective unless in writing and signed by authorized signatories on behalf of both parties.

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IN WITNESS WHEREOF, the Pledgor has duly executed this Master Pledge Agreement and delivered as of the day and year first above written.

PLEDGOR:
Graphjet Technology

By:

Date:

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SCHEDULE 1

PROFESSIONAL CLIENT TREATMENT NOTICE

1.	You are classified as a Professional Client by reason of your being within a category of person described in the Dubai Financial Services Authority (DFSA) Conduct of Business Module (COB) Rules as follows:

1.1	An entity classified as a “Deemed Professional Client,” which includes:

A body corporate or partnership with net assets of at least USD 1 million (or equivalent), as stated in its latest audited financial statements prepared within the last 24 months; or

A trust with total assets of at least USD 1 million (or equivalent), as stated in its latest audited financial statements prepared within the last 24 months or in custodian statements issued within the last 12 months; or

A regulated financial institution, government entity, or supranational organization.

1.2	An individual classified as an “Assessed Professional Client,” being a natural person who meets at least two of the following criteria:

Has net assets (excluding primary residence) of at least USD 1 million (or equivalent), as evidenced by a certificate from an auditor, professional accountant, or custodian statement issued within the last 12 months;

Has gross annual income of at least USD 200,000 (or equivalent) in each of the last two years, as certified by an auditor or professional accountant;

Has significant experience in financial markets, either through employment in a financial institution for at least one year in a professional position or through managing a portfolio of at least USD 500,000 (or equivalent) for at least two years, as self-certified or verified by us.

1.3	A corporation wholly owned by an individual or individuals who meet the criteria in paragraph 1.2 above, where the sole business of the corporation is to hold investments.

We have categorized you as a Professional Client based on information you have provided to us. You will inform us promptly in the event any such information ceases to be true and accurate. You will be treated as a Professional Client in relation to all investment products and markets unless otherwise specified.

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2.	As a consequence of your categorization as a Professional Client, we are not required to fulfill certain requirements under the DFSA Rulebook, including the Conduct of Business Module (COB), and other DIFC regulations. While we may in fact undertake some or all of the following in providing services to you, we have no regulatory responsibility to do so:

2.1	Client agreement

We are not required to provide you with a client agreement containing all the terms mandated by COB Rule 3.3, including detailed disclosures about our services, unless we classify you as a Retail Client for specific transactions.

2.2	Risk disclosures

We are not required by COB rules to provide you with standardized written risk warnings in respect of the risks involved in any transactions entered into with you, or to bring those risks to your attention in a prescribed format.

2.3	Information about us

We are not required to provide you with detailed information about our business, ownership structure, or the identity and status of employees or agents acting on our behalf with whom you will have contact.

2.4	Prompt Confirmation

We are not required by COB rules to promptly confirm the essential features of a transaction after effecting a transaction for you, unless specifically requested by you.

2.5	Information About Clients

We are not required to establish your financial situation, investment experience, or investment objectives beyond the initial classification process, except where we are providing advisory services requiring suitability assessments under COB Rule 3.4.

2.6	Suitability

We are not required to ensure that a recommendation or transaction is suitable for you in light of your financial situation, investment experience, and investment objectives, unless we are providing discretionary portfolio management or advisory services explicitly subject to suitability obligations.

Investor characterization/disclosure of sales related information.

2.7	Disclosure of Transaction Costs

We are not required to disclose detailed sales-related information, such as commissions or fees embedded in transactions, unless required by other specific DFSA rules applicable to the product or service.

2.8	Non-Applicability of Certain UAE Federal Laws

You agree that, to the extent permitted by DIFC law, certain provisions of UAE federal laws, such as Federal Law No. 15 of 2020 Concerning Consumer Protection, do not apply to this Agreement or the relationship between the parties arising out of this Agreement, given your status as a Professional Client dealing in a wholesale financial context.

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3.	You have the right to withdraw from being treated as a Professional Client at any time in respect of all or any investment products or markets by providing written notice to our Compliance Department. Upon such withdrawal, we may reclassify you as a Retail Client, subject to DFSA rules, which would entail additional regulatory protections.

4.	By signing this Agreement, you represent and warrant to us that you are knowledgeable and have sufficient expertise in the products and markets that you are dealing in and are aware of the risks involved in trading in those products and markets.

5.	By signing this Agreement, you hereby agree and acknowledge that you have read and understood, and have had explained to you, the consequences of consenting to being treated as a Professional Client and the right to withdraw from being treated as such as set out herein, and that you hereby consent to being treated as a Professional Client.

6.	By signing this Agreement, you hereby agree and acknowledge that we will not provide you with contract notes, periodic statements, or receipts in the format or frequency required for Retail Clients under COB Rule 8.3, unless otherwise agreed between us or mandated by specific DIFC regulations applicable to the transaction.

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